UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2013

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on June 6, 2013, with 204,651,555 shares of the Company's common stock present or represented by proxy at the meeting. This represented nearly 85% of the Company's shares of common stock outstanding as of the record date of the meeting. Three proposals, as described in the Company's Proxy Statement dated April 26, 2013 (the “2013 Proxy Statement”), were voted upon at the meeting. The following is a brief description of the matters voted upon and the final voting results.

ITEM 1:	ELECTION OF CLASS III DIRECTORS

Director	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Vicky A. Bailey	151,139,284	19,670,045	33,842,226
David B. Kilpatrick	151,394,256	19,415,073	33,842,226
G. Andrea Botta	162,948,455	7,860,874	33,842,226

Each of the nominated directors was elected as a Class III director to serve for a one-year term until the 2014 annual meeting of stockholders or until his or her successor is duly elected and qualified.

ITEM 2:	ADVISORY AND NON-BINDING VOTE ON THE COMPANY'S 2012 EXECUTIVE COMPENSATION

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
96,766,135	56,888,707	17,154,487	33,842,226

In a non-binding advisory vote, the stockholders approved the compensation paid for 2012 to the Company's executive officers named in the Summary Compensation Table, as disclosed in the 2013 Proxy Statement.

ITEM 3:	RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
191,452,338	5,530,906	7,668,311	—

The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	June 12, 2013	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer